Exhibit 10.47

SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of May 15, 2023, and is made by and between Neos Therapeutics, LP, a Texas limited partnership (“Sublessor”), and AMT Manufacturing Solutions, LLC, a Delaware limited liability company (“Sublessee”).  Sublessor and Sublessee hereby agree as follows:

1.Recitals:  This Sublease is made with reference to the fact that Riverside Business Green, LP, a Delaware limited partnership, as Landlord, as successor-in-interest to Walstib, L.P. (“Master Lessor”), and Sublessor, as successor-in-interest to PharmaFab, Inc., as tenant, entered into that certain Commercial Lease Agreement, dated as of June 29, 1999, as amended by that certain First Amendment to Lease dated as of September 1, 2002 (the “First Amendment”), that certain Interim Amendment to Lease dated as of September 4, 2003 (the “Second Amendment”), that certain Third Amendment to Lease dated as of October 1, 2003 (the “Third Amendment”), that certain Fourth Amendment to Lease effective as of May 1, 2009 (the “Fourth Amendment”), that certain Fifth Amendment to Lease dated as of April 5, 2010 (the “Fifth Amendment”), and that certain Sixth Amendment to Lease dated as of August 14, 2013 (the “Sixth Amendment”; together with the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment, and Fifth Amendment, the “Master Lease”), with respect to premises consisting of approximately 97,282 rentable square feet of space, located at 2490 N. Highway 360, Grand Prairie, Texas (the “Premises”) consisting of approximately 77,112 rentable square feet in Suites 100 and 200 (the “Suites 100 and 200 Premises”) and approximately 20,170 rentable square feet located in Suite 400).  A copy of the Master Lease is attached hereto as Exhibit A.

2.Premises:

A.Commencing on the Commencement Date, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, a portion of the Premises consisting of approximately 22,909 rentable square feet of space located in Suite 200 of the Premises (hereinafter, the “Subleased Premises”).  The Subleased Premises are more particularly described as the area outlined in red on Exhibit B attached hereto.  Commencing as early as April 1, 2024 but no later than December 31, 2024, which date shall be designated by Sublessor by written notice to Sublessee not less than thirty (30) days prior to the date of expansion (such date, the “Expansion Date”), the Subleased Premises shall be expanded to include the remainder of the Suites 100 and 200 Premises (other than Sublessor’s server room therein) outlined in green on Exhibit B attached hereto (the “Expansion Space”). If Sublessee needs additional space during the period of time preceding the Expansion Date, Sublessor and Sublessee shall work in good faith to accommodate such request.

B.Notwithstanding the foregoing, within thirty (30) days of the Commencement Date, subject to receipt of Master Lessor’s consent, Sublessee, at its sole cost and expense, shall construct a wall or fence as reasonably determined by Sublessor in the location shown in yellow-green dividing the initial Subleased Premises from the Expansion Space on Exhibit B attached hereto in accordance with the terms of Paragraph 13 below and the terms of the Master Lease. Sublessee shall only be entitled to access the office area within the Subleased Premises until the date upon which the wall or fence is fully constructed.

C.Sublessor shall have the exclusive right to use, and Sublessor’s security and information technology personnel may enter the Subleased Premises at any time to access the server room which is accessible from within the Subleased Premises. Sublessor shall make commercially reasonable effort to notify Sublessee of such access.

3.Term:  The term (the “Term”) of this Sublease shall be for the period commencing on the date which is one (1) business day after the date by which Sublessor has received consent of the Sublease from both Master Lessor and Sublessor’s lender (the “Lender”) in a form acceptable to Sublessor (the “Commencement Date”) and ending on December 31, 2024 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease sooner expires pursuant to its terms.  For the avoidance of doubt, the Subleased Premises shall be deemed delivered when Sublessor vacates the Subleased Premises and provides Sublessee keys or other means of access thereto.

4.Rent:

A.Base Rent.  Sublessee shall pay to Sublessor base rent for the Subleased Premises for each month during the period commencing on the Commencement Date and expiring on December 31, 2023 the amount of Twenty Thousand Forty-Five Dollars ($20,045) per month, and during the period commencing on January 1, 2024 until the day preceding the Expansion Date the amount of Twenty-One Thousand Dollars ($21,000) per month and during the period commencing on the Expansion Date until the Expiration Date the amount of Seventy Thousand Six Hundred Eighty-Six Dollars ($70,686) per month (“Base Rent”).  Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month.  Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month.  Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America.  Base Rent and Additional Rent shall be paid directly to Sublessor by ACH pursuant to instructions provided by Sublessor, or by such other means as may be designated in writing by Sublessor.

B.Additional Rent.  All monies other than Base Rent required to be paid by Sublessor under the Master Lease as to the Subleased Premises, including, without limitation, any amounts payable by Sublessor to Master Lessor as “Operating Expenses” (as defined in Section 4.2 of the Master Lease), shall be paid by Sublessee hereunder as and when such amounts are due under the Master Lease, as incorporated herein.  Sublessee shall also pay to Sublessor (i) any gross receipts or rent tax payable with respect to this Sublease, (ii) all costs directly incurred by or at the request of Sublessee with respect to its use of the Subleased Premises and (iii) the share allocable to the Subleased Premises as reasonably determined by Sublessor of the actual, reasonable costs incurred by Sublessor with respect to the Premises, including to perform its obligations under the Master Lease, including with respect to utilities and roof and Building system maintenance, or to provide the services, including security, described herein to the extent not included in Operating Expenses. Sublessee shall pay to Sublessor all such amounts within thirty (30) days of invoice therefor. All such amounts shall be deemed additional rent (“Additional Rent”).  Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”.  Sublessee and Sublessor agree, as a material part of the consideration given by Sublessee to Sublessor for this Sublease, that Sublessee shall pay all costs, expenses, taxes, insurance, maintenance and other charges of every kind and nature arising in connection with this Sublease, the Master Lease as to the Subleased Premises or the Subleased Premises, such that Sublessor shall receive, as a net consideration for this Sublease, the Base Rent payable under Paragraph 4.A hereof.

5.Security Deposit:  Upon execution hereof by Sublessee, Sublessee shall deposit with Sublessor the sum of Ninety Thousand Seven Hundred Thirty-One Dollars ($90,731) (the “Security Deposit”), in cash, as security for the performance by Sublessee of the terms and conditions of this Sublease.  Upon the full execution and delivery by Sublessee and Master Lessor of a lease of all of Suites 100 and 200 of the Building commencing upon the termination of this Sublease and Master Lessor’s agreement that the Premises does not need to be restored by Sublessor, and Sublessee’s delivery of a copy thereof to Sublessor, if Sublessee is not then in default under this Sublease, Sublessor shall apply (a) an amount equal to $20,045 to Base Rent next coming due under this Sublease and (b) the remainder of the Security Deposit to Base Rent due in December 2024.

6.Holdover:  The parties hereby acknowledge that the expiration date of the Master Lease is December 31, 2024 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease.  In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16.9 of the Master Lease.

7.Repairs:  The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises.  Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law; provided, however, subject to reimbursement by Sublessee under Paragraph 4.B, Sublessor shall maintain the roof and certain systems serving the Subleased Premises.  Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease.

8.Right to Cure Defaults:  If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act.  All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the interest rate set forth in Section 16.2 of the Master Lease (the “Interest Rate”) from the date of the expenditure until repaid.

9.Assignment and Subletting:  Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor.  Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 12.2, and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right.  A consent to one Transfer shall not be deemed to be a consent to any subsequent Transfer.  Any Transfer without such consent shall be void and, at the option of Sublessor, shall terminate this Sublease.  Sublessor’s waiver or consent to any assignment or subletting shall be ineffective unless set forth in writing.  Any Transfer shall be subject to the terms of Section 12 of the Master Lease.

10.Use:

A.Sublessee may use the Subleased Premises only for the uses identified in Section 1.8 of the Master Lease, as modified by Section 7 of the Fifth Amendment.  All use of the Subleased Premises by Sublessee shall comply with all applicable laws and regulations and shall not violate any laws administered by the U.S. Drug Enforcement Administration or the U.S. Food and Drug Administration.

B.Sublessee shall not do or permit anything to be done in or about the Subleased Premises that would (i) injure the Subleased Premises; or (ii) vibrate, shake, overload, or impair the efficient operation of the Subleased Premises or the sprinkler systems, heating, ventilating or air conditioning equipment, or utilities systems located therein.  Sublessee shall not store any materials, supplies, finished or unfinished products or articles of any nature outside of the Subleased Premises.  For purposes of this Sublease and Sections 2.4 and 16.20 of the Master Lease, Sublessee shall comply with all reasonable rules and regulations promulgated from time to time by Sublessor and Master Lessor, including with respect to security measures imposed by Sublessor.

11.Effect of Conveyance:  As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease.  In the event of any assignment, transfer or termination of the tenant’s interest under the Master Lease, which assignment, transfer or termination may occur at any time during the Term hereof in Sublessor’s sole discretion, Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder.  Sublessor may transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.

12.Delivery and Acceptance:  If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the Commencement Date for any reason whatsoever, then this Sublease shall not be void or voidable; provided, however, that in such event, Rent shall abate until Sublessor delivers possession of the Subleased Premises to Sublessee.  By taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto.

13.Improvements:  No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor, provided Sublessor has conceptually approved of the alterations described under Paragraph 2.B. above, subject to Master Lessor’s consent and its review of more detailed plans therefor, including the design and materials for such alterations.

14.Insurance:  Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 8.2 of the Master Lease.  Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy.  The release and waiver of subrogation set forth in Section 8.4 of the Master Lease, as incorporated herein, shall be binding on the parties.

15.Default:  Sublessee shall be in default under this Sublease if Sublessee commits any act or omission which constitutes a default under the Master Lease, which has not been cured after delivery of written notice and passage of the applicable grace period provided in the Master Lease as modified, if at all, by the provisions of this Sublease.  In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to the Landlord’s Remedies Addendum attached to the Master Lease and by applicable law.

16.Surrender:  Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition required under the Master Lease, provided Sublessor shall remain responsible for the removal of its signs from the Subleased Premises prior to the expiration of the Master Lease.  If the Subleased Premises are not so surrendered, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at Interest Rate.

17.Broker:  Sublessor and Sublessee each represents to the other that it has dealt with no real estate brokers, finders, agents or salesmen in connection with this transaction.  Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.

18.Notices:  Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease.  All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid).  Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.

19.Miscellaneous:  Sublessee and Sublessor each represent and warrant to the other that each person executing this Sublease on behalf of such party is duly authorized to execute and deliver this Sublease on behalf of that party.  Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.

20.Other Sublease Terms:

A.Incorporation by Reference.  Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and/or deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; (xiii) Sublessor’s obligations under Section 4.2 are limited to forwarding statements and refunds provided by Master Lessor, and Sublessee shall have no right to dispute or audit such statements; and (xiv) “Sublessee’s Share” shall mean, initially, 23.55% of the Premises, 20.17% of the Building and 10.68% of the Industrial Park, and such amounts shall be increased pro rata based on the increased square footage of the Subleased Premises on the Expansion Date to 79.27% of the Premises, 67.88% of the Building and 35.93% of the Industrial Park. Under no circumstances shall rent abate under this Sublease except to the extent that rent correspondingly abates under the Master Lease as to the Subleased Premises.

Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Sections 1.1, 1.2 (the first sentence only), 1.3-1.7, 1.10, 1.11, 3.1, 3.2, 4.2(b) (first two sentences), 4.2(d) (the reference to Paragraph 1.6 only), 4.2(e), 4.2(f), 5 (the reference to Paragraph 1.7 only), 6.2 (the third and fourth sentences and the first clause in the fifth sentence only), 6.5, 7.3 (the second sentence only), 11 (reference to paying utilities directly instead of to Sublessor), 12.1(c), 16.6, 16.7, 16.18(c) and 16.27;

Guaranty of Lease; Tenant Improvements Addendum; Option to Extend Addendum; Additional Security Deposit Addendum; Exhibit A; First Amendment (except the first sentence of Section 5); Second Amendment; Third Amendment; Fourth Amendment (except Sections 5(b), 6 (except that the reference to “July 1, 2009” in Section 6(b) shall mean the Commencement Date), 7, 8 and 9); Fifth Amendment (except Section 7); Sixth Amendment (except Section 7).  In addition, notwithstanding subpart (iii) above, (a) references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 2.2-2.5, 4.2(a), 6.4 (the first reference only), 7.1 (the first instance only), 7.2, 8.1, 8.3, 9.1, 10.1-10.4, 12.1(a) (the penultimate sentence), 14, and 16.20 (the last instance only); Fourth Amendment (Section 5(a) only); (b) references in the following provisions to “Landlord” shall mean Master Lessor and Sublessor: Sections 6.1 and 6.18(a) and Fourth Amendment (Section 6(c) only); and (c) the terms of the second sentence of Section 10.3 shall also apply to any improvements currently located in the Subleased Premises.

B.Assumption of Obligations.  This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder.  Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease that are incorporated hereunder.  In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination (unless Master Lessor or a successor tenant agrees to permit Sublessee to continue to occupy the Subleased Premises on the terms of this Sublease for the remainder of the Term), without any liability of Sublessor to Sublessee except to the extent such termination is due to the violation by a party of the terms of this Sublease.  In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control.  In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.

21.Conditions Precedent:  This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor and the Lender.  Each party shall use commercially reasonable efforts to obtain such consent, including by promptly signing Master Lessor’s and Lender’s commercially reasonable the consent forms.  If Sublessor fails to obtain Master Lessor’s or Lender’s consent within thirty (30) days after execution of this Sublease by Sublessor, then Sublessor or Sublessee may terminate this Sublease by giving the other party written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Security Deposit.

22.Termination; Recapture:  Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 9, 12.2 and 14.  Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof.  In the event Master Lessor or Sublessor exercise any such termination or recapture rights as to the Subleased Premises, this Sublease shall terminate without any liability to Master Lessor or Sublessor.

23.Furniture, Fixtures and Equipment:  Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of One Hundred Thousand Dollars ($100,000) (the “Purchase Price”). Upon receipt of the Purchase Price, Sublessor shall transfer all of its right, title and interest in those assets identified on Exhibit C attached hereto (the “FF&E”), and Sublessee shall accept the FF&E in their “AS IS, WHERE IS” condition, without representation or warranty whatsoever, pursuant to and in accordance with the form bill of sale attached hereto as Exhibit D.  Sublessee shall be responsible for payment of all sales tax for the FF&E.

IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.

SUBLESSOR:SUBLESSEE:

NEOS THERAPEUTICS, LP, AMT MANUFACTURING SOLUTIONS, LLC,

a Texas limited partnership a Delaware limited liability company

f/k/a PFAB LP

By: ___________________________By: ___________________________

Name:_________________________Name: _________________________

Its: ___________________________Its: ____________________________

Address: c/o Aytu BioPharma, Inc.Address: 2490 N. Highway 360, Suite 200

373 Inverness Parkway, Suite 206Grand Prairie, TX 75052

Englewood, CO 80112

Attn: Chief Financial Officer

Email: CFO@aytubio.com

EXHIBIT A

MASTER LEASE

Exhibit A

EXHIBIT B

SUBLEASED PREMISES, EXPANSION SPACE

AND LOCATION OF DEMISING WALL

Exhibit B

EXHIBIT C

Furniture, Fixtures and Equipment Listing

Major Type	Fixed asset group	Fixed asset number	Name	Area	Locaton/Comments
MfgEquip	ME_COG_42M	1923	Sanimatic (Liquids CIP SYSTEM)	Suite200	49
MfgEquip	ME_COG_42M	1982	Type (316) Air-Powe (diaphragm pump)	Suite200	48
MfgEquip	ME_COG_42M	55042	Purified Water Syst	Suite200	47
MfgEquip	ME_COG_42M	55046	Kugler Linofill Mac	Suite200	56
MfgEquip	ME_COG_42M	55047	Kugler Reservoir - 100 Liter Hopper	Suite200	56
MfgEquip	ME_COG_42M	55048	Level Regulation Sy - part of the kugler	Suite200	56
MfgEquip	ME_COG_42M	55049	Addl Rotory Piston - Kugler Pumps	Suite200	56
MfgEquip	ME_COG_42M	55060	McBrady- Orbit Bottle Rinser	Suite200	56
MfgEquip	ME_COG_42M	55145	Kaps All Surge Tabl	Suite200	56
MfgEquip	ME_COG_42M	55154	Load cells - for Tank 55213	Suite200	48
MfgEquip	ME_COG_42M	55126	SP 500 VFD	Suite200	48
MfgEquip	ME_COG_42M	55204	Joni Electric Tilting Kettle	Suite200	48
MfgEquip	ME_COG_42M	55213	Atmos Open Top Tank 2000L	Suite200	48
MfgEquip	ME_COG_42M	55215	Brawn Mixer BGMF300 - installed on Tank 55213	Suite200	48
MfgEquip	ME_COG_7Yr	1640	Heavy Duty floor scale	Suite200	54
MfgEquip	ME_COG_7Yr	7008	Heavy Duty floor scale	Suite200	54
MfgEquip	ME_COG_7Yr	55223	B-Tek Heavy Duty floor scale	Suite200	54
MfgEquip	ME_COG_7Yr	55283	Diaphragm pump	Suite200	48
PkgEquip	ME_COG_7Yr	55447	Kugler Pump Svc Cart	Suite200	56
PkgEquip	ME_COG_7Yr	55448	Kugler Pump Svc Cart	Suite200	56
MfgEquip	ME_COG_7Yr	55526	Positive Displacement Pump	Suite200	48
MfgEquip	ME_COG_7Yr	55540	Handheld Oxygen Analyzer	Suite200	54
PkgEquip	PE_COG_42M	55206	Bottle turntable	Suite200	56
PkgEquip	PE_COG_42M	55211	Surge table	Suite200	56
PkgEquip	PE_COG_42M	55417-1	Upack Conveyor	Suite200	56
PkgEquip	PE_COG_42M	55210	Pack Off Table	Suite200	54
PkgEquip	PE_COG_42M	1639	Liquid packoff table & conveyor	Suite200	54
PkgEquip	PE_COG_42M	55040	12' Conveyor - new	Suite200	56
PkgEquip	PE_COG_7Yr	55408	Sneeze Guards for Kugler	Suite200	56
PkgEquip	PE_COG_7Yr	55409	Sliding Cover for Kugler	Suite200	56
PkgEquip	PE_COG_7Yr	55441	BellatRx Chuck Capper	Suite200	56
PkgEquip	PE_COG_7Yr	55513	NJM Labeler Trotter W127	Suite200	56
PkgEquip	PE_COG_7Yr	55542	Nitrogen Purge System	Suite200	56
PkgEquip	PE_COG_5Yr	55417	Liquid Line U-Pack	Suite200	56
PkgEquip	PE_COG_5Yr	55493	Liquid Line U-Track	Suite200	56
WhseEquip	WE_COG_42M	C06H07318	ACH-1 10-60 ton trane Chiller	WhseEquip	outside
OfficeEquip	WE_COG_42M	N/A	Warehouse racking (S/R and R1 - R4)	WhseEquip	200 warehouse
OfficeEquip	WE_COG_42M	N/A	Conference Table	WhseEquip	office area
OfficeEquip	WE_COG_42M	N/A	Office desk sets (5 total)	WhseEquip	office area
OfficeEquip	WE_COG_42M	N/A	Cubicles (13 Total)	WhseEquip	office area
PkgEquip	PE_COG_5Yr	55407	Conveyor	Suite200	50
MfgEquip	ME_COG_42M	55123	SP500 VFD	Suite200	49
MfgEquip	ME_COG_42M	55124	VFD	Suite200	49
MfgEquip	ME_COG_42M	1652	Diaphragm pump	Suite200	54
MfgEquip	ME_COG_42M	1653	Load cells - for Tank 1840	Suite200	49
MfgEquip	ME_COG_42M	1840	500 Gallon tank	Suite200	49
MfgEquip	ME_COG_42M	55196-1	Dayton Mixer on tank 1840	Suite200	49

Exhibit C

MfgEquip	ME_COG_42M	2018	Diaphram Pump (Liquids)	Suite200	54 - In blue cabinet
MfgEquip	ME_COG_42M	7006	Diaphragm Pump - 1/2" PTFE	Suite200	54
MfgEquip	ME_COG_42M	55036	Diaphragm Pump - 1/2" PTFE	Suite200	54
MfgEquip	ME_COG_42M	55541	Drum Pump - Finish Thompson STTS440	Suite200	55
MfgEquip	ME_COG_42M	55261	100L mixing tank and SPX Air mixer	Suite200	54
MfgEquip	ME_COG_42M	55043	Drum Heating Oven	Suite200	Shipping warehouse
MfgEquip	ME_COG_42M	55144	Moyno Cavity Pump	Suite200	55
MfgEquip	ME_COG_42M	55146	MPS Pack-Off Table and Conveyor	Suite200	54
MfgEquip	ME_COG_42M	55154	Lynx Batch - old Controller for load cells	Suite200	54
MfgEquip	ME_COG_42M	55180	SP 500 VFD	Suite200	49
MfgEquip	ME_COG_42M	55127	SP 500 VFD	Suite200	49
MfgEquip	ME_COG_42M	55198	SP 500 VFD	Suite200	49
MfgEquip	ME_COG_42M	55128	SP 500 VFD	Suite200	49
MfgEquip	ME_COG_42M	55182	Portable Mixer 2hp	Suite200	Sold with Groen Kettle - June 22
MfgEquip	ME_COG_42M	55186	30G Stainless Steel	Suite200	54
MfgEquip	ME_COG_42M	55189	Portable Mixer 1/2 HP	Suite200	54
MfgEquip	ME_COG_42M	55190	Portable Mixer 1/2 HP	Suite200	54
MfgEquip	ME_COG_42M	55200	Moyno Cavity Pump	Suite200	54
MfgEquip	ME_COG_7Yr	55060-02	Chg Prts 125ML&90ML	Suite200	55
MfgEquip	ME_COG_7Yr	55226-01	AC Tech Inverter - LenzeVFD	Suite200	49
MfgEquip	ME_COG_7Yr	55243	Brawn Mixer BGMF150	Suite200	On a shelf in shipping dock.
MfgEquip	ME_COG_7Yr	55243.02	17 AF# Impeller	Suite200	On a shelf in shipping dock.
MfgEquip	ME_COG_7Yr	55243.03	15# A35 Impeller	Suite200	On a shelf in shipping dock.
MfgEquip	ME_COG_7Yr	55243.04	SS Polished Shaft	Suite200	On a shelf in shipping dock.
MfgEquip	ME_COG_7Yr	55266	"2"" Diaphragm Pump" NT Mfg	Suite200	54 - in blue cabinet
PkgEquip	ME_COG_7Yr	N/A	Presuure Tank PC-37	Suite200	54
PkgEquip	PE_COG_42M	N/A	Stainless Steel Lidding & Foil Racks	Suite200	54
PkgEquip	PE_COG_42M	55224	Eastey - Tape Machine	Suite200	54
LAB	LAB	2473	Stability Chamber	Suite200	54
LAB	LAB	2474	Stability Chamber	Suite200	54
LAB	LAB	2475	Stability Chamber	Suite200	54
LAB	LAB	2308	Incubator	Suite200	54
PkgEquip	PE_COG_42M	N/A	Scate Conveyors (3 Total)	Suite200	55
PkgEquip	PE_COG_42M	55026	VideoJet Data Flex Controller	Suite200	54
WhseEquip	WE_COG_42M	QA Label /Rejection	Cage Material	WhseEquip	200 warehouse

Exhibit C

EXHIBIT D

FORM BILL OF SALE

BILL OF SALE

FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, Neos Therapeutics, LP, a Texas limited partnership (“Seller”), does hereby transfer, assign, sell and convey to AMT Manufacturing Solutions, LLC, a Delaware limited liability company (“Purchaser”), all of the furniture, equipment and other personal property described on Exhibit C attached hereto (the “Assets”), which are currently located a portion of Suite 200 of in those certain premises at 2490 N. Highway 360, Grand Prairie, Texas.

Seller warrants and represents that it currently holds title to the Assets free and clear of any liens or encumbrances. EXCEPT AS STATED IN THE PRECEDING SENTENCE, SELLER MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER REGARDING THE ASSETS AND EXPRESSLY EXCLUDES ANY SUCH WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MANUFACTURE, FITNESS, MERCHANTABILITY, QUALITY, CONDITION, CAPACITY, SUITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. THE ASSETS ARE SOLD TO PURCHASER AS IS, WHERE IS, AND WITH ALL FAULTS AND DEFECTS.

WHEREFORE, Seller has executed this Bill of Sale as of the ___ day of ________, 2023.

NEOS THERAPEUTICS, LP,

a Texas limited partnership

By:

Print Name:

Title:

Exhibit C